                                                                         Ex 10.1


                                                                  CONFORMED COPY
                                                                  --------------


--------------------------------------------------------------------------------


                              LOOMIS, FARGO & CO.,
                             a Delaware corporation


                           -------------------------


                                CREDIT AGREEMENT

                          dated as of January 24, 1997

                           -------------------------

                                  $115,000,000
                                Credit Facility

                            ------------------------


                         LEHMAN COMMERCIAL PAPER INC.,
            as Arranger, Syndication Agent and Documentation Agent,


                       NATIONSBANC CAPITAL MARKETS, INC.,
                             as Syndication Agent,


                                      and


                          NATIONSBANK OF TEXAS, N.A.,
                    as Arranger and as Administrative Agent


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS.....................................................   2

      1.1   Defined Terms...................................................   2
      1.2   Other Definitional Provisions...................................  16

SECTION 2.  AMOUNT AND TERMS COMMITMENTS....................................  17

      2.1   Revolving Credit Commitments....................................  17
      2.2   Procedure for Revolving Credit Borrowing........................  17
      2.3   Commitment Fee..................................................  18
      2.4   Termination or Reduction of Commitments.........................  18
      2.5   Repayment of Loans; Evidence of Debt............................  19
      2.6   Optional Prepayments; Mandatory Prepayments and
              Reduction of Commitments......................................  19
      2.7   Conversion and Continuation Options.............................  21
      2.8   Minimum Amounts and Maximum Number of Tranches..................  21
      2.9   Interest Rates and Payment Dates................................  21
      2.10  Computation of Interest and Fees................................  22
      2.11  Inability to Determine Interest Rate............................  22
      2.12  Pro Rata Treatment and Payments.................................  23
      2.13  Illegality......................................................  23
      2.14  Requirements of Law.............................................  24
      2.15  Taxes...........................................................  25
      2.16  Indemnity.......................................................  27
      2.17  Replacement of Lenders..........................................  27
      2.18  Certain Fees....................................................  28
      2.19  Change of Lending Office........................................  28

SECTION 3.  LETTERS OF CREDIT...............................................  28

      3.1   L/C Commitment..................................................  28
      3.2   Procedure for Issuance of Letters of Credit.....................  29
      3.3   Fees, Commissions and Other Charges.............................  29
      3.4   L/C Participation...............................................  30
      3.5   Reimbursement Obligation of the Borrower........................  31
      3.6   Obligations Absolute............................................  31
      3.7   Letter of Credit Payments.......................................  31
      3.8   Application.....................................................  32

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................  32

      4.1   Financial Condition.............................................  32
      4.2   No Change.......................................................  34
      4.3   Corporate Existence; Compliance with Law........................  34
      4.4   Corporate Power; Authorization; Enforceable Obligations.........  34
      4.5   No Legal Bar....................................................  34

                                                                            Page
                                                                            ----
      4.6   No Material Litigation..........................................  34
      4.7   No Default......................................................  35
      4.8   Ownership of Property; Liens....................................  35
      4.9   Intellectual Property...........................................  35
      4.10  Taxes...........................................................  35
      4.11  Federal Regulations.............................................  35
      4.12  ERISA...........................................................  36
      4.13  Investment Company Act; Other Regulations.......................  36
      4.14  Subsidiaries....................................................  36
      4.15  Purpose of Loans................................................  36
      4.16  Environmental Matters...........................................  36
      4.17  Collateral Documents............................................  37
      4.18  Accuracy and Completeness of Information........................  37
      4.19  Solvency........................................................  38
      4.20  Labor Matters...................................................  38
      4.21  Contribution Agreement..........................................  38

SECTION 5.  CONDITIONS PRECEDENT............................................  38

      5.1   Conditions to Initial Loans.....................................  38
      5.2   Conditions to Each Extension of Credit..........................  41

SECTION 6.  AFFIRMATIVE COVENANTS...........................................  42

      6.1   Financial Statements............................................  42
      6.2   Certificates; Other Information.................................  43
      6.3   Payment of Obligations..........................................  44
      6.4   Conduct of Business and Maintenance of Existence................  44
      6.5   Maintenance of Property; Insurance..............................  44
      6.6   Inspection of Property; Books and Records; Discussions..........  44
      6.7   Notices.........................................................  45
      6.8   Environmental Laws..............................................  45
      6.9   Further Assurances..............................................  46
      6.10  Additional Collateral...........................................  46
      6.11  Interest Rate Protection........................................  46
      6.13  Foreign Jurisdictions...........................................  48

SECTION 7.  NEGATIVE COVENANTS..............................................  48

      7.1   Financial Condition Covenants...................................  48
      7.2   Limitation on Indebtedness......................................  51
      7.3   Limitation on Liens.............................................  52
      7.4   Limitation on Guarantee Obligations.............................  53
      7.5   Limitation on Fundamental Changes...............................  54
      7.6   Limitation on Sale of Assets....................................  54
      7.7   Limitation on Leases............................................  55
      7.8   Limitation on Dividends.........................................  55

                                     -ii-


                                                                            Page
                                                                            ----
      7.9   Limitation on Capital Expenditures..............................  56
      7.10  Limitation on Investments, Loans and Advances...................  56
      7.11  Limitation on Optional Payments and Modifications
              of Debt Instruments...........................................  57
      7.12  Limitation on Transactions with Affiliates......................  57
      7.13  Limitation on Sales and Leasebacks..............................  58
      7.14  Limitation on Changes in Fiscal Year............................  58
      7.15  Limitation on Negative Pledge Clauses...........................  58
      7.16  Limitation on Lines of Business.................................  58

SECTION 8.  EVENTS OF DEFAULT...............................................  58

SECTION 9.  THE AGENTS; THE ARRANGERS.......................................  61

      9.1   Appointment.....................................................  61
      9.2   Delegation of Duties............................................  61
      9.3   Exculpatory Provisions..........................................  62
      9.4   Reliance by Agents..............................................  62
      9.5   Notice of Default...............................................  62
      9.6   Non-Reliance on Agents and Other Lenders........................  62
      9.7   Indemnification.................................................  63
      9.8   Agents, in Their Individual Capacities..........................  63
      9.9   Successor Administrative Agent..................................  63
      9.10  The Arrangers...................................................  64

SECTION 10. MISCELLANEOUS...................................................  64

      10.1  Amendments and Waivers..........................................  64
      10.2  Notices.........................................................  65
      10.3  No Waiver; Cumulative Remedies..................................  67
      10.4  Survival of Representations and Warranties......................  67
      10.5  Payment of Expenses and Taxes...................................  67
      10.6  Successors and Assigns; Participation and Assignments...........  68
      10.7  Adjustments; Set-off............................................  70
      10.8  Counterparts....................................................  70
      10.9  Severability....................................................  71
      10.10 Integration.....................................................  71
      10.11 GOVERNING LAW...................................................  71
      10.12 Submission To Jurisdiction; Waivers.............................  71
      10.13 Acknowledgements................................................  71
      10.14 WAIVERS OF JURY TRIAL...........................................  72
      10.15 Confidentiality.................................................  72


EXHIBITS
Exhibit A         Form of Note
Exhibit B         Form of Guarantee and Collateral Agreement
Exhibit C         Form of Mortgage
Exhibit D         Form of Legal Opinion of Weil Gotshal & Manges LLP
Exhibit E         Form of Borrowing Certificate
Exhibit F         Form of Certificate of Non-U.S. Lender
Exhibit G         Form of Assignment and Acceptance

SCHEDULES

Schedule I        Lenders and Commitments
Schedule II       Pricing Grid
Schedule III      Management Group
Schedule IV       Real Property to be Mortgaged
Schedule V        Contribution Documents
Schedule VI       IRB Related Transactions
Schedule 4.4      Required Consents
Schedule 4.6      Material Litigation
Schedule 4.8      Real Property
Schedule 4.9      Intellectual Property Claims
Schedule 4.10     Taxes
Schedule 4.14     Subsidiaries
Schedule 4.17(b)  Filing Jurisdictions
Schedule 7.2(g)   Existing Indebtedness
Schedule 7.3(f)   Existing Liens
Schedule 7.4      Existing Guarantee Obligations
Schedule 7.10(d)  Officers
Schedule 7.10(g)  Existing Investments

          CREDIT AGREEMENT, dated as of January 24, 1997, among LOOMIS, FARGO & CO., a Delaware corporation (the "Borrower"), the several lenders from time to
                                  --------
time parties hereto (the "Lenders"), LEHMAN COMMERCIAL PAPER INC. ("LCPI") and
                          -------                                   ----
NATIONSBANK OF TEXAS, N.A. ("NationsBank"), as arrangers (in such capacity, the
                             -----------
"Arrangers"), LCPI and NATIONSBANC CAPITAL MARKETS, INC., as syndication agents
 ---------
(in such capacity, the "Syndication Agents"), LCPI, as documentation agent (in
                        ------------------
such capacity, the "Documentation Agent") and NationsBank, as administrative
                    -------------------
agent for the Lenders (in such capacity, the "Administrative Agent").
                                              --------------------

                              W I T N E S S E T H:
                              -------------------


          WHEREAS, the Borrower is a party to the Contribution Agreement, dated as of November 28, 1996 (the "Contribution Agreement"), by and among Borg-Warner
                              ----------------------
Security Corporation, a Delaware corporation ("Borg-Warner"), Wells Fargo
                                               -----------
Armored Service Corporation, a Delaware corporation and wholly-owned subsidiary of Borg-Warner ("Wells Fargo"), the Borrower, Loomis Holding Corporation, a
                 -----------
Delaware corporation ("Loomis"), Loomis Armored Inc., a Texas corporation and
                       ------
wholly-owned subsidiary of Loomis ("Loomis Armored"), and the Loomis
                                    --------------
Stockholders Trust, a Delaware business trust (the "Loomis Stockholders Trust");
                                                    -------------------------

          WHEREAS, pursuant to the Contribution Agreement, on the Closing Date
(i) the Loomis Stockholders Trust will contribute to the Borrower the capital stock of Loomis (the "Loomis Contribution") and (ii) Wells Fargo will contribute
                      -------------------
to the Borrower substantially all of the assets and certain liabilities of Wells Fargo (the "Wells Fargo Contribution"; together with the Loomis Contribution,
            ------------------------
the "Business Combination");
     --------------------

          WHEREAS, the consideration for the Loomis Contribution will be (i) 5,100,000 shares of common stock of the Borrower to be issued to the Loomis Stockholders Trust, (ii) a cash payment of $7.2 million to be delivered to a grantor trust established for the purpose of administering casualty and employee claims of Loomis incurred prior to the Closing Date (the "Loomis Casualty and
                                                          -------------------
Employee Claims Trust"), (iii) a cash payment of approximately $5.4 million to
---------------------
be made to an indemnity trust to be established to satisfy indemnity claims of the Borrower (the "Loomis Indemnity Trust"), (iv) a cash payment of
                   ----------------------
approximately $2.6 million to be made to the Loomis Stockholders Trust or the Loomis Casualty and Employee Claims Trust, and (v) a promissory note to be issued to the Loomis Stockholders Trust in the original principal amount of $6.0 million (the "NOL Note");
              --------

          WHEREAS, the consideration for the Wells Fargo Contribution will be
(i) 4,900,000 shares of common stock of the Borrower to be issued to Wells Fargo and (ii) a cash payment to be made to Wells Fargo and related entities equal to approximately $105.6 million (as adjusted based upon a formula set forth in the Contribution Agreement);

          WHEREAS, on the Closing Date, immediately following the Loomis Contribution and the Wells Fargo Contribution, the Borrower will: (i) file a certificate of amendment to the certificate of incorporation of Loomis changing its name to LFC Holding Corporation (the "Intermediate Holding Company"); (ii)
                                          ----------------------------
file articles of amendment to the articles of incorporation of Loomis Armored changing its name to Loomis, Fargo & Co., a Texas corporation, (the "Operating
                                                                     ---------
Subsidiary"); and (iii) contribute all of the assets acquired from Wells Fargo
----------
in the Wells Fargo Contribution to the Intermediate Holding Company, and the Intermediate Holding Company will contribute all of such assets to the Operating Subsidiary;

          WHEREAS, the Borrower has requested the Lenders to extend credit to it (i) to finance a portion of the cash consideration to be paid in connection with the Business Combination and (ii) for working capital and general corporate purposes of the Borrower and its Subsidiaries after the Closing Date; and

          WHEREAS, the Lenders are willing to extend such credit to the Borrower upon and subject to the terms and conditions hereafter set forth;

          NOW, THEREFORE, parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "Adjustment Date":  (a) the fifth day following the receipt by the
           ---------------
     Administrative Agent of the financial statements for the most recently completed fiscal period furnished pursuant to subsection 6.1(a) or (b), as the case may be, and the compliance certificate with respect to such financial statements furnished pursuant to subsection 6.2(c). For purposes of determining the Applicable Margin and the Commitment Fee Rate, the first "Adjustment Date" shall mean the date on which the financial statements for the fiscal quarter ended September 30, 1997 furnished pursuant to subsection 6.1(b) and the related compliance certificate furnished pursuant to subsection 6.2(c) are delivered to the Administrative Agent pursuant to subsection 6.1(b) and 6.2(c), respectively.

          "Affiliate":  as to any Person, any other Person (other than a
           ---------
     Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Syndication Agents, the
           ------
     Documentation Agent and the Administrative Agent.

          "Aggregate Outstanding Extensions of Credit":  as to any Lender at
           ------------------------------------------
     any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
     otherwise modified from time to time.

          "Applicable Margin":  at any time, the rates per annum set forth on
           -----------------
     Schedule II under the relevant column heading opposite the level of the Debt Ratio most recently determined; provided that (a) the Applicable
                                          --------
     Margin commencing on the Closing Date shall be that set forth in Schedule II opposite a Debt Ratio captioned "greater than or equal to 5.00" until the first Adjustment Date, (b) the Applicable Margin determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Applicable Margin shall be (i) for the first 35 days subsequent to such due date, the Applicable Margin in effect prior to such due date and
     (ii) thereafter, that set forth opposite a Debt Ratio captioned "greater than or equal to 5.00", in either case, until the date of delivery of such financial statements and compliance certificate.

          "Application":  an application, in such form as the Issuing Lender
           -----------
     may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

          "Asset Sale":  any sale, sale-leaseback, or other disposition by the
           ----------
     Borrower or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of the Borrower, except sales and dispositions permitted by subsection 7.6 other than subsection 7.6(b) or
     (e).

          "Assignee":  as defined in subsection 10.6(c).
           --------

          "Available Commitment":  as to any Lender, at any time, an amount
           --------------------
     equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Aggregate Outstanding Extensions of Credit.

          "Base Rate":  for any day, a rate per annum (rounded upwards, if
           ---------
     necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate"
                                                                ----------
     shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in Dallas, Texas; and "Federal Funds Effective Rate" shall
                                             ----------------------------
     mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans":  Loans the rate of interest applicable to which is
           ---------------
     based upon the Base Rate.

          "Borg-Warner":  as defined in the recitals to this Agreement.
           -----------

          "Borg-Warner Principals":  Borg-Warner and the Management Group.
           ----------------------

          "Borrowing Date":  any Business Day specified in a notice pursuant to
           --------------
     subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business":  as defined in subsection 4.16.
           --------

          "Business Combination":  as defined in the recitals to this Agreement.
           --------------------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
     which commercial banks in Dallas, Texas or New York City are authorized or required by law to close.

          "Capital Expenditures" shall mean, for any fiscal period, the
           --------------------
     aggregate of all expenditures that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, excluding the Business Combination; provided that for any calculation of Capital Expenditures for any fiscal period ending during the first three full fiscal quarters following the Closing Date, Capital Expenditures shall be deemed to be Capital Expenditures from February 1, 1997 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from February 1, 1997 to the last day of such period.

          "Capital Lease Obligations":  of any Person as of the date of
           -------------------------
     determination, the aggregate liability of such Person under Financing Leases reflected on a balance sheet of such Person under GAAP.

          "Capital Stock":  any and all shares, interests, participation or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) securities with maturities of one year or
           ----------------
     less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $100,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-
                                                                     ---
     2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent
                                            -------
     rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition, (h) money market accounts or funds with or issued by Qualified Issuers, and (i) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with any such bank.

          "Change of Control":  the occurrence of any of the following events:
           -----------------

                 (i) the Principals or their Related Parties, as a whole, shall at any time cease to own, directly or indirectly, 51% of the Capital Stock of the Borrower, determined on a fully diluted basis; or

                (ii) the Principals or their Related Parties, as a whole, shall at any time cease to own, determined on a fully diluted basis, sufficient shares of the Capital Stock of the Borrower, determined on a fully diluted basis, to elect a majority of the Board of Directors of the Borrower or otherwise cease to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower; or

               (iii) any Person (other than the Principals and/or their Related Parties, as a whole), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired, or acquired the power to vote or direct the voting of, more than 33% of the voting stock of the Borrower; or

                (iv) a "Change of Control" shall have occurred under the Indenture.

          "CIT Indemnity" the obligations of the Administrative Agent to The CIT
           -------------
     Group/Business Credit, Inc., in connection with the repayment and termination by Loomis Armored of its outstanding credit facility with The CIT Group/Business Credit, Inc., to indemnify The CIT Group/Business Credit, Inc. for uncollected checks and other obligations arising under lockbox and similar arrangements related to such credit facility.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
     in subsection 5.1 shall be satisfied.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Collateral":  all assets of the Credit Parties, now owned or
           ----------
     hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment":  as to any Lender, the obligation of such Lender to make
           ----------
     Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I.

          "Commitment Letter":  the Commitment Letter, dated as of December 20,
           -----------------
     1996, among Wells Fargo, Loomis Armored, Loomis, the Borrower, LCPI, NationsBanc Capital Markets, Inc. and NationsBank, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commitment Fee Rate":  at any time, the rates per annum set forth on
           -------------------
     Schedule II under the relevant column heading opposite the level of the Debt Ratio most recently determined; provided that (a) the Commitment Fee
                                          --------
     Rate commencing on the Closing Date shall be that set forth in Schedule II opposite a Debt Ratio captioned "greater than or equal to 5.00" until the first Adjustment Date, (b) the Commitment Fee Rate determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Commitment Fee Rate shall be (i) for the first 35 days subsequent to such due date, the Commitment Fee Rate in effect prior to such due date and (ii) thereafter, that set forth opposite a Debt Ratio captioned "greater than or equal to 5.00", in either case, until the date of delivery of such financial statements and compliance certificate.

          "Commitment Percentage":  as to any Lender at any time, the percentage
           ---------------------
     which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Aggregate Outstanding Extensions of Credit constitutes of the aggregate amount of the Aggregate Outstanding Extensions of Credit of all Lenders).

          "Commitment Period":  the period from and including the date hereof to
           -----------------
     but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Consolidated Cash Interest Expense":  for any fiscal period, the
           ----------------------------------
     aggregate amount of interest in respect of Consolidated Total Debt payable in cash during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Debt Service":  for any fiscal period, the sum, for the
           -------------------------
     Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) all regularly scheduled payments of principal of Indebtedness (other than principal payments in respect of the Loans) during such period plus (b) Consolidated Cash Interest Expense for such period; provided that for any calculation of
                                       --------
     Consolidated Debt Service for any fiscal period ending during the first three full Fiscal quarters following the Closing Date, Consolidated Debt Service shall be deemed to be Consolidated Debt Service from February 1, 1997 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from February 1, 1997 to the last day of such period.

          "Consolidated EBITDA":  for any fiscal period, Consolidated Net Income
           -------------------
     (excluding without duplication, (x) extraordinary gains and losses in accordance with GAAP, (y) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses and
     (z) gains or losses on discontinued operations) for such period, plus (i) Consolidated Interest Expense for such period, plus (ii) to the extent deducted in computing such Consolidated Net Income, the sum of income taxes, depreciation and amortization; provided that for any calculation of
                                           --------
     Consolidated EBITDA for any fiscal period ending during the first three full fiscal quarters following the Closing Date, Consolidated EBITDA shall be deemed to be Consolidated EBITDA from February 1, 1997 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the February 1, 1997 to the last day of such period.

          "Consolidated Interest Expense":  for any fiscal period, the amount of
           -----------------------------
     interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Lease Expense":  for any fiscal period, the aggregate
           --------------------------
     rental obligations of the Borrower and its Subsidiaries determined on a consolidated basis payable in respect of such period under leases of real and/or personal property (net of income from sub-leases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of the Borrower and its Subsidiaries or in the notes thereto, excluding, however, obligations under Financing Leases.

          "Consolidated Net Income":  for any fiscal period, net income of the
           -----------------------
     Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that for any calculation of Consolidated Net
                           --------
     Income for any fiscal period ending during the first three full fiscal quarters following the Closing Date, Consolidated Net Income shall be deemed to be Consolidated Net Income from February 1, 1997 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from February 1, 1997 to the last day of such period.

          "Consolidated Net Worth":  at any date, cumulative Consolidated Net
           ----------------------
     Income from February 1, 1997 to such date; provided that Consolidated Net
                                                --------
     Worth shall be computed without giving effect to depreciation and amortization of purchase accounting adjustments (computed on an after-tax basis) (x) arising from the Business Combination or (y) recorded on the books of Loomis prior to the Business Combination.

          "Consolidated Total Debt":  at any date, all Indebtedness of the
           -----------------------
     Borrower and its Subsidiaries outstanding on such date for borrowed money or the deferred purchase price of property, including, without limitation, Indebtedness in respect of the NOL Note and in respect of Financing Leases but excluding Indebtedness permitted pursuant to subsection 7.2(j).

          "Consolidated Working Capital":  at any date, the excess of (a) the
           ----------------------------
     sum of all amounts (other than cash and cash equivalents) that would, in accordance with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date over (b) all amounts that would, in accordance with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries on such date (excluding, to the extent it would otherwise be included under current liabilities, any short-term Consolidated Total Debt and the current portion of any long-term Consolidated Total Debt).

          "Contribution Agreement":  as defined in the recitals to this
           ----------------------
     Agreement.

          "Contribution Documents":  the Contribution Agreement, the Schedules
           ----------------------
     thereto and the documents set forth on Schedule V.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents":  this Agreement, the Notes and the Applications
           ----------------
     and the Security Documents.

          "Credit Parties":  the Borrower, Wells Fargo, the Loomis Stockholders
           --------------
     Trust, and each Subsidiary of the Borrower which is a party to a Credit Document.

          "Debt Ratio":  as at the last day of any fiscal quarter, the ratio of
           ----------
     (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters ended on such date.

          "Default":  any of the events specified in Section 8, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
     America.

          "Environmental Laws":  any and all laws, rules, orders, regulations,
           ------------------
     statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as affected by the environment as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits":  any and all permits, licenses,
           ---------------------
     registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
     Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
     Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if
                                                      --------  -------
     there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which NationsBank is offered Dollar deposits at or about 9:00 A.M., Dallas, Texas time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate
                                                                     --------
     British Bankers Assoc. Interest Settlement Rates Page" shall mean the
     -----------------------------------------------------
     display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
     based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
     Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                      Eurodollar Base Rate
           ----------------------------------------
           1.00 - Eurocurrency Reserve Requirements

          "Event of Default":  any of the events specified in Section 8,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, or any other condition, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of the Borrower, the excess
           ----------------
     of (a) the sum, without duplication, of (i) Consolidated Net Income (excluding utilization of net operating losses relating to the NOL Note) for such fiscal year, (ii) the net decrease, if any, in Consolidated Working Capital during such fiscal year, (iii) to the extent deducted in computing such Consolidated Net Income, non-cash interest expense, depreciation and amortization for such fiscal year, (iv) extraordinary non-cash losses during such fiscal year subtracted in the determination of Consolidated Net Income for such fiscal year, (v) deferred income tax expense of the Borrower for such fiscal year, (vi) non-cash losses in connection with asset dispositions whether or not constituting extraordinary losses, and (vii) non-cash ordinary losses over (b) the sum,
                                                              ----
     without duplication, of (i) the aggregate amount of permitted cash Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, (ii) the net increase, if any, in Consolidated Working Capital during such fiscal year, (iii) the aggregate amount of payments of principal in respect of any Indebtedness not prohibited hereunder during such fiscal year (other than (A) prepayments of Revolving Credit Loans not accompanied by reductions of the Commitments, (B) repayments of the NOL Note and (C) mandatory prepayments pursuant to subsection 2.5(b)(i), (ii) and (iii)),
     (iv) deferred income tax credit of the Borrower for such fiscal year, (v) extraordinary non-cash gains during such fiscal year added in the determination of Consolidated Net Income for such fiscal year, (vi) non-cash gains in connection with asset dispositions whether or not constituting extraordinary gains and (vii) non-cash ordinary gains.

          "Excess Cash Flow Payment Date":  in respect of any fiscal year, the
           -----------------------------
     date on which the Borrower is required to deliver audited financial statements for such fiscal year to each Lender pursuant to subsection 6.1(a).

          "Financing Lease":  any lease of property, real or personal, the
           ---------------
     obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "GAAP":  generally accepted accounting principles in the United States
           ----
     of America in effect from time to time.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
     any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                                -------------------
     (the "primary obligor") in any manner, whether directly or indirectly,
           ---------------
     including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,
                                                                     --------
     however, that the term Guarantee Obligation shall not include endorsements
     -------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
     Agreement, substantively in the form of Exhibit B, to be executed and delivered by the Borrower and its Subsidiaries, as the same may be amended, supplemented or otherwise modified.

          "Indebtedness":  of any Person at any date, (a) all indebtedness of
           ------------
     such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and
     (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Indenture":  the Indenture between the Borrower and Marine Midland
           ---------
     Bank, as trustee, pursuant to which the Subordinated Notes are issued.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last day
           ---------------------
     of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an interest period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:
           ---------------

                 (v) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                (vi) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods
     --------
     are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Interest Rate Agreement":  any interest rate swap agreement, interest
           -----------------------
     rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

          "Interest Rate Agreement Obligations":  the obligations of the
           -----------------------------------
     Borrower or any of its Subsidiaries to make payments to counterparties under Interest Rate Agreements in the event of the occurrence of a termination event thereunder.

          "Intermediate Holding Company":  as defined in the recitals to this
           ----------------------------
     Agreement.

          "IRB Related Transactions": the transactions referred to in Schedule
           ------------------------
     VI.

          "Issuing Lender":  NationsBank of Texas, N.A., in its capacity as
           --------------
     issuer of any Letter of Credit.

          "L/C Commitment":  (a) during the period from the Closing Date to the
           --------------
     first anniversary of the Closing Date, $40,000,000, (b) during the period from the first anniversary of the Closing Date to the second anniversary of the Closing Date, $45,000,000 and (c) thereafter, $50,000,000.

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
     and December.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
     aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

          "L/C Participants":  the collective reference to all the Lenders other
           ----------------
     than the Issuing Lender.

          "Letters of Credit":  as defined in subsection 3.1.
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loomis":  as defined in the recitals to this Agreement.
           ------

          "Loomis Armored":  as defined in the recitals to this Agreement.
           --------------

          "Loomis Casualty and Employee Claims Trust":  as defined in the
           -----------------------------------------
     recitals to this Agreement.

          "Loomis Indemnity Trust":  as defined in the recitals to this
           ----------------------
     Agreement.

          "Loomis Stockholders Trust":  as defined in the recitals to this
           -------------------------
     Agreement.

          "Management Group":  the individuals listed as such on Schedule III.
           ----------------

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     business, assets, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Credit Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern":  any hazardous or toxic
           ----------------------------------
     substances, materials or wastes, defined or regulated as such in or under, or that could give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products.

          "Mortgages":  the collective reference to the mortgages and deeds of
           ---------
     trust to be executed and delivered by the Borrower or the appropriate Subsidiary, substantially in the form of Exhibit C (with such changes therein as may be required to reflect different laws and practices in the various jurisdictions in which the Mortgages are to be recorded), covering the parcels of real property identified in Schedule IV, as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
     in Section 4001(a)(3) of ERISA.

          "Net Proceeds":  the aggregate cash proceeds received by the Borrower
           ------------
     or any of its Subsidiaries in respect of:

               (a) any issuance by the Borrower or any of its Subsidiaries of Indebtedness after the Closing Date;

               (b)  any Asset Sale; and

               (c) any cash payments received in respect of promissory notes delivered to the Borrower or such Subsidiary in respect of an Asset Sale;

     in each case net of (without duplication) (A), in the case of an Asset Sale, the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Borrower or a Subsidiary of the Borrower that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees, credit enhancement fees, accountants' fees, investment banking fees, survey costs, title insurance premiums and other customary fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such sale and reasonably estimated by the Borrower or such Subsidiary to be actually payable.

          "NOL Note":  as defined in the recitals to this Agreement.
           --------

          "Non-Excluded Taxes":  as defined in subsection 2.15.
           ------------------

          "Non-U.S. Lender":  as defined in subsection 2.15(b).
           ---------------

          "Note":  as defined in subsection 2.5(e).
           ----

          "Obligations":  as defined in the Guarantee and Collateral Agreement.
           -----------

          "Operating Subsidiary":  as defined in the recitals to this Agreement.
           --------------------

          "Participant":  as defined in subsection 10.6(b).
           -----------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
     to Subtitle A of Title IV of ERISA.

          "Permitted Liens":  Liens permitted to exist under subsection 7.3.
           ---------------

          "Permitted Restricted Payments":  (a) the issuance by the Borrower of
           -----------------------------
     shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of the Borrower or pursuant to any dividend reinvestment plan, (b) the issuance by the Borrower of options or other equity securities of the Borrower to outside directors, members of management or employees of the Borrower, and the repurchase of such equity securities in an amount not exceeding $250,000 per year, (c) the issuance of equity securities as dividends on equity securities of the same class permitted hereunder and under the Security Documents, (d) the issuance to the Borrower by the Intermediate Holding Company of its Capital Stock or the issuance to the Borrower or the Intermediate Holding Company by any Subsidiary of any of their respective Capital Stock, in each case with respect to this clause (d) to the extent such Capital Stock is pledged to the Administrative Agent pursuant to the relevant Pledge Agreement, and (e) cash payments made in lieu of issuing fractional shares of Borrower common stock or preferred stock, in an aggregate amount not to exceed $50,000.

          "Person":  an individual, partnership, corporation, business trust,
           ------
     joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
     covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Principals":  the collective reference, without duplication, to the
           ----------
     Borg-Warner Principals and the Wingate Principals.

          "Pro Forma Balance Sheet":  as defined in subsection 4.1(e).
           -----------------------

          "Properties":  as defined in subsection 4.17.
           ----------

          "Qualified Issuer": any commercial bank (a) which has capital and
           ----------------
     surplus in excess of $100,000,000 and (b) the outstanding long-term debt securities of which are rated at least A-2 by S&P or at least P-2 by Moody's, or carry an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments.

          "Register":  as defined in subsection 10.6(d).
           --------

          "Regulation U":  Regulation U of the Board of Governors of the Federal
           ------------
     Reserve System as in effect from time to time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
     reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

          "Related Party":  with respect to either the Wingate Principals or the
           -------------
     Borg-Warner Principals, (a) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such principal or (b) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Borg-Warner Principals, the Wingate Principals and/or such other Persons referred to in the immediately preceding clause (a).

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
     ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

          "Required Lenders":  at any time, Lenders the Commitment Percentages
           ----------------
     of which aggregate more than 50%.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the chief executive officer, the president or
           -------------------
     vice president of the Borrower or, with respect to financial matters, the chief financial officer or vice president-finance of the Borrower.

          "Revolving Credit Loans":  as defined in subsection 2.1(a).
           ----------------------

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
     Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Stockholders Agreement":  the Stockholders Agreement, dated as of
           ----------------------
     January 24, 1997, by and among the Borrower, Wells Fargo, the Loomis Stockholders Trust, Wingate Partners, L.P. and any other party that may from time to time become a party thereto as provided therein, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subordinated Debt":  indebtedness outstanding under the Subordinated
           -----------------
     Notes.

          "Subordinated Debt Documents":  the Indenture and the Subordinated
           ---------------------------
     Notes.

          "Subordinated Notes":  the Borrower's 10% Senior Subordinated Notes,
           ------------------
     due 2004 (the "Initial Subordinated Notes"), issued on the Closing Date,
                    --------------------------
     and the subordinated notes of the Borrower, having the same terms as the Initial Subordinated Notes, issued in exchange for the Initial Subordinated Notes as contemplated by the Initial Subordinated Notes.

          "Subsidiary":  as to any Person, a corporation, partnership or other
           ----------
     entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Termination Date":  the earlier of (i) January 24, 2002 and (ii) such
           ----------------
     other earlier date on which the Commitments shall terminate hereunder.

          "Tranche":  the collective reference to Eurodollar Loans the then
           -------
     current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as

     "Eurodollar Tranches".
     --------------------

          "Transferee":  as defined in subsection 10.6(h).
           ----------

          "Type":  as to any Loan, its nature as a Base Rate Loan or a
           ----
     Eurodollar Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
     Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "U.S. Taxes":  any tax, assessment, or other charge or levy and any
           ----------
     liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, imposed by or on behalf of the United States or any taxing authority thereof.

          "Wells Fargo": as defined in the recitals to this Agreement.
           -----------

          "Wingate Principals":  Wingate Partners, L.P., Wingate Affiliates,
           ------------------
     L.P. and the Management Group.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided that, if the Borrower
                                              --------
notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the
  ----------------------
Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b)  The Revolving Credit Loans may from time to time be
(i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.7, provided that no Revolving Credit Loan
                                         --------
shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          2.2  Procedure for Revolving Credit Borrowing.   The Borrower may
               ----------------------------------------
borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable
--------
notice (which notice must be received by the Administrative Agent prior to (a) 12:00 P.M., Noon, Dallas, Texas time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) 10:00 A.M., Dallas, Texas time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the then Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection
10.2 prior to 11:00 A.M., Dallas, Texas time (in the case of Eurodollar Loans) or 2:00 P.M., Dallas, Texas time (in the case of

Base Rate Loans), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. All notices given by the Borrower under this subsection 2.2 may be made by telephonic notice promptly confirmed in writing.

          2.3  Commitment Fee.  The Borrower agrees to pay to the Administrative
               --------------
Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to and including the Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

          2.4  Termination or Reduction of Commitments.  (a)  The Borrower shall
               ---------------------------------------
have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments provided that no such termination or
                                     --------
reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of the Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Commitments then in effect.

          (b) The total amount of the Commitments on the Closing Date shall be $115,000,000, and shall be reduced on each of the dates specified below by the amount set forth opposite such date or such lesser amount equal to the aggregate Commitments then in effect on such date:


          Date                              Amount
          ----                              ------

          March 31, 1998                     2,500,000
          June 30, 1998                      2,500,000
          September 30, 1998                 2,500,000
          December 31, 1998                  2,500,000

          March 31, 1999                     3,750,000
          June 30, 1999                      3,750,000
          September 30, 1999                 3,750,000
          December 31, 1999                  3,750,000

          March 31, 2000                     4,375,000
          June 30, 2000                      4,375,000
          September 30, 2000                 4,375,000
          December 31, 2000                  4,375,000

          March 31, 2001                     4,375,000
          June 30, 2001                      4,375,000
          September 30, 2001                31,875,000
          January 31, 2002                  31,875,000

          2.5  Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby
               ------------------------------------
unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrower therein recorded; provided, however, that the
                                              --------  -------
failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note"). A Note and the Obligation evidenced thereby
                         ----
may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the Obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.5(e).

          2.6  Optional Prepayments; Mandatory Prepayments and Reduction of
               ------------------------------------------------------------
Commitments.  (a)  The Borrower may on the last day of any Interest Period with
-----------
respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent prior to 10:00 A.M., Dallas, Texas time, three Business Days prior to the date of prepayment, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          (b)(i) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (other than Indebtedness permitted pursuant to subsection 7.2) and the Debt Ratio calculated as of the last day of the most recently ended fiscal quarter and after giving pro forma effect to such incurrence of Indebtedness shall exceed
             --- -----
3.00 to 1.00, 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Loans and permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b), provided that the aggregate Net
                                                --------
Proceeds so applied pursuant to this subsection 2.6(b)(i) shall not exceed $75,000,000 in the aggregate. Nothing in this paragraph (b) shall be deemed to permit any Indebtedness not permitted by subsection 7.2.

          (ii) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, such Net Proceeds shall be promptly applied toward the prepayment of the Loans and permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b); provided that Net Proceeds from any Asset Sales shall not be
                   --------
required to be so applied to the extent that such Net Proceeds are used to acquire assets to be employed in the business of the Borrower or its Subsidiaries within 365 days of receipt thereof, but if such Net Proceeds are not so used, such Net Proceeds shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause
(iv) of this subsection 2.6(b) on the earlier of (x) the 366th day after receipt of such Net Proceeds and (y) the date on which the Borrower has determined that such Net Proceeds shall not be so used.

          (iii) If there is Excess Cash Flow for fiscal year 1997, the lesser of (A) 50% of such Excess Cash Flow and (B) $5,000,000, shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b) on the Excess Cash Flow Payment Date for such fiscal year. If there is Excess Cash Flow for any fiscal year after 1997 and the Debt Ratio as of the last day of such fiscal year is greater than 4.0 to 1.0, 75% of such Excess Cash Flow shall be applied toward the prepayment of the Loans and the permanent reduction of the commitments as set forth in clause (iv) of this subsection 2.6(b) on the Excess Cash Flow Payment Date for such fiscal year. If there is Excess Cash Flow for any fiscal year after 1997 and the Debt Ratio as of the last day of such fiscal year is greater than 3.0 to 1.0 but less than 4.0 to 1.0, 50% of such Excess Cash Flow shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b) on the Excess Cash Flow Payment Date for such fiscal year.

          (iv)   Commitment reductions made pursuant to subsections 2.6(b)(i),
(ii) and (iii), shall be applied toward scheduled Commitment reductions under subsection 2.4(b) pro rata according to the amounts of such scheduled reductions
                  --- ----
and shall reduce permanently the Commitments.

          (v) If after giving effect to any reduction of the Commitments under subsection 2.4 or 2.5 the aggregate outstanding principal amount of Loans plus the aggregate outstanding amount of L/C Obligations shall exceed the aggregate amount of the Commitments, such reduction shall be accompanied by prepayment of the Loans in the amount of such excess (together with any amounts payable under subsection 4.16)) provided that if the aggregate principal amount
                                --------
of Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion of such excess), the Borrower shall immediately, without notice or demand, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash collateral account satisfactory to the Administrative Agent established for the benefit of the Lenders.

          2.7  Conversion and Continuation Options. (a)  The Borrower may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be
               --------
made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that
                                                               --------
(i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is then continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and
(ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date. All notices given by Borrower under this subsection 2.7 may be made by telephonic notice promptly confirmed in writing.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar
                                                     --------
Loan may be continued as such (i) when any Event of Default has occurred and is then continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if
                                                    --------  -------
the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

          2.8  Minimum Amounts and Maximum Number of Tranches.  All borrowings,
               ----------------------------------------------
conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $250,000 in excess thereof. In no event shall there be more than 10 Eurodollar Tranches outstanding at any time.

          2.9  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
               --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date and on the Termination Date, provided that interest accruing pursuant to
                                  --------
paragraph (c) of this subsection shall be payable from time to time on demand.

          2.10  Computation of Interest and Fees.  (a) Interest on Base Rate
                --------------------------------
Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, all fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a) or (c).

          2.11  Inability to Determine Interest Rate.  If prior to the first day
                ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn in writing by the Administrative Agent (which the Administrative Agent agrees to do when the Administrative Agent has determined, or has been instructed by the Required Lenders that, the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

          2.12  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, Reimbursement Obligations, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, Dallas, Texas time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds.
The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation hereunder to make its Loan on such Borrowing Date.

          2.13  Illegality.  Notwithstanding any other provision herein, if the
                ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and
(b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law; provided that before making any such demand, each
                           --------
Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow the Lender or its lending office to continue to perform its obligations to make Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans shall be reinstated.

          2.14  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.15 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender upon written demand such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable, provided that
                                                             --------
before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Base Rate Loans in accordance with the terms hereof. Each Lender shall notify the Borrower within 90 days after it becomes aware of the imposition of such costs provided that if
                                                               --------
such Lender fails to so notify the Borrower within such 90-day period, such Lender shall not be entitled to claim any additional amounts pursuant to this subsection for any period ending on a date which is prior to 90 days before such notification.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15  Taxes.  (a)  Except as provided in this subsection 2.15, all
                -----
payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between any Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts
               ------------------
payable to any Agent or any Lender hereunder or under any Note, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall
                                     --------  -------
not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the relevant Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the relevant Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender, Assignee and Participant that is not a citizen or resident of the United States of America, a corporation, partnership created or organized in or under the laws of the United States of America, any estate that is subject to U.S. federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the
                                    ---------------
Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

          (A) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents), or successor and related applicable forms, as the case may be, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be; or

          (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit F (or such other form of statement as shall be reasonably requested by the Borrower from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form (it being understood and agreed that no Participant and, without the prior written consent of the Borrower described in clause (B) of the proviso to the first sentence of subsection 10.6(c), no Assignee shall be entitled to deliver any forms or statements pursuant to this clause (B), but rather shall be required to deliver forms pursuant to clause (A) of this subsection 2.15(b)).

Further, each Non-U.S. Lender agrees (i) to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001, 4224, W-8 or W-9, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable U.S. laws and regulations and (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit F (or such other form of statement as shall have been requested by the Borrower), to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement on an annual basis on the anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower from time to time unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this subsection 2.15(b). Each Non-U.S. Lender agrees to indemnify and hold harmless the Borrower from and against any taxes, penalties, interest or other costs or losses (including, without limitation, reasonable attorneys' fees and expenses) incurred or payable by the Borrower as a result of the failure of the Borrower to comply with its obligations to deduct or withhold any U.S. Taxes from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent which failure resulted from the Borrower's reliance on any form, statement, certificate or other information provided to it by such Non-U.S. Lender pursuant to clause (B) or clause (ii) of this subsection 2.15(b). The Borrower hereby agrees that for so long as a Non-U.S. Lender complies with this subsection 2.15(b), the Borrower shall not withhold any amounts from any payments made pursuant to this Agreement to such Non-U.S. Lender, unless the Borrower reasonably determines that it is required by law to withhold or deduct any amounts from any payments made to such Non-U.S. Lender pursuant to this Agreement. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this subsection 2.15(b) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law and that payments resulting from a failure to comply with this paragraph (b) shall not be subject to payment or indemnity by the Borrower pursuant to subsection 2.15(a)). If any Credit Party other than the Borrower makes any payment to any Non-U.S. Lender under any Credit Document, the foregoing provisions of this subsection 2.15 shall apply to such Non-U.S. Lender and such Credit Party as if such Credit Party were the Borrower (but a Non-U.S. Lender shall not be required to provide any form or make any statement to any such Credit Party unless such Non-U.S. Lender has received a request to do so from such Credit Party and has a reasonable time to comply with such request).

          2.16  Indemnity.  The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto (but excluding loss of margin). Such indemnification under this subsection 2.16 may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17  Replacement of Lenders.  If at any time (a) the Borrower becomes
                ----------------------
obligated to pay additional amounts described in subsections 2.13, 2.14 or 2.15 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 2.13, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers or (c) any Lender becomes a "Nonconsenting Lender" (hereinafter defined), then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 10.6 all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.16 as though such Loans were being paid instead of being purchased); provided that
                                                               --------
(i) the Borrower shall have no right to replace the Administrative Agent,
(ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to this subsection 2.17, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or
(B) the Lender shall have demanded payment of additional amounts under one of the subsections described in this subsection 2.17, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to this subsection 2.17, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Credit Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender."
                                                --------------------

          2.18  Certain Fees.  The Company agrees to pay to the Administrative
                ------------
Agent, for its own account, a non-refundable administration fee in an amount previously agreed to with the Administrative Agent, payable in advance on the Closing Date and annually in advance on each anniversary thereof prior to the Termination Date and the payment in full of all amounts owing under this Agreement.

          2.19  Change of Lending Office.  Each Lender agrees that if it makes
                ------------------------
any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.


                         SECTION 3.  LETTERS OF CREDIT

          3.1   L/C Commitment.  (a)  Subject to the terms and conditions
                --------------
hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of
                                                                    ----------
Credit") for the account of the Borrower on any Business Day
------
during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation
                       --------
to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Commitment of all Lenders would be less than zero.

          (b) Each Letter of Credit shall (i) be denominated in Dollars, (ii) be (x) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, or to finance the working capital and business needs of the Borrower or any of its Subsidiaries in the ordinary course of business or (y) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and
(y) the fifth Business Day prior to the Termination Date; provided that any
                                                          --------
Letter of Credit with an expiration date occurring up to twelve months after such Letter of Credit's date of issuance may be automatically renewable for subsequent 12-month periods (but in no event later than the fifth Business Day prior to the Termination Date).

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letters of Credit.  The Borrower may
               -------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Termination Date by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

          3.3  Fees, Commissions and Other Charges.  (a)  The Borrower shall pay
               -----------------------------------
to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans, of the aggregate face amount of Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Lenders in accordance with their respective Commitment Percentages. In addition, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, a fee equal to (x) if the Debt Ratio (as calculated for the most recently ended fiscal quarter) shall exceed 3.00 to 1.00, 0.1875% per annum of the aggregate face amount of outstanding Letters of Credit and (y) if the Debt Ratio (as calculated for most recently ended fiscal quarter) shall be less than or equal to 3.00 to 1.00,

0.1250% per annum of the aggregate face amount of outstanding Letters of Credit payable quarterly in arrears on each L/C Fee Payment Date and on the Termination Date.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          3.4  L/C Participation.  (a)  The Issuing Lender irrevocably agrees to
               -----------------
grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand
                                                 --------
is made prior to 12:00 Noon, Dallas, Texas time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to paragraph 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 Noon, Dallas, Texas time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however,
                                                             --------  -------
that in the event that any such payment received by the Issuing Lender and distributed to the L/C Participants shall be required to be returned by the Issuing Lender, each such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower.  (a)  The Borrower
               ----------------------------------------
agrees to reimburse the Issuing Lender on the same Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender. The Issuing Lender shall provide notice to the Borrower on each Business Day on which a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date a draft presented under any Letter of Credit is paid by the Issuing Lender until payment in full (i) at the rate which would be payable on any Loans that are Base Rate Loans at such time until such payment is required to be made pursuant to subsection 3.5(a), and
(ii) thereafter, at the rate which would be payable on any Loans that are Base Rate Loans at such time which were then overdue.

          3.6  Obligations Absolute.  (a)  The Borrower's obligations under
               --------------------
subsection 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

          3.8  Application.  To the extent that any provision of any Application
               -----------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.


                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents, the Issuing Lender and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents, the Issuing Lender and each Lender that:

          4.1  Financial Condition.  (a)  The consolidated audited balance
               -------------------
sheets of Wells Fargo and its consolidated Subsidiaries as at December 31, 1993, December 31, 1994 and December 31, 1995 and the related consolidated statements of operations and of cash flows for the fiscal year ended on each such date, audited by Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP the consolidated financial condition of Wells Fargo and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither Wells Fargo nor any of its consolidated Subsidiaries had, at the date of each balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder. During the period from December 31, 1995 to and including the date hereof there has been no sale, transfer or other disposition by Wells Fargo or any of its consolidated Subsidiaries of any material part of its business or property (except as disclosed in the Contribution Documents) other than pursuant to the Business Combination and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Wells Fargo and its consolidated Subsidiaries at December 31, 1995.

          (b) The consolidated audited balance sheets of Loomis and its consolidated Subsidiaries as at June 30, 1994, June 30, 1995 and June 30, 1996 and the related consolidated statements of operations and of cash flows for the fiscal year ended on each such date, audited by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP the consolidated financial condition of Loomis and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.
All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither Loomis nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee

Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder. During the period from June 30, 1996 to and including the date hereof, there has been no sale, transfer or other disposition (other than the Business Combination) by Loomis or any of its consolidated Subsidiaries of any material part of its business or property other than pursuant to the Business Combination and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Loomis and its consolidated Subsidiaries at June 30, 1996.

          (c) The unaudited consolidated balance sheet of Wells Fargo and its consolidated Subsidiaries as at September 30, 1996, certified by a Responsible Officer of Wells Fargo, copies of which have heretofore been furnished to each Lender, presents fairly in all material respects in accordance with GAAP the financial position of Wells Fargo and its consolidated Subsidiaries as at such date (subject to normal year end audit adjustments and the absence of schedules and notes). Such balance sheet has been prepared in accordance with GAAP (except as approved by such Responsible Officer and disclosed therein) (subject to normal year end audit adjustments and the absence of schedules and notes). Wells Fargo and its consolidated Subsidiaries did not have at the date of such balance sheet, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency exchange transaction, which is not reflected in such balance sheets. During the period from September 30, 1996 to the Closing Date, except in connection with the Business Combination and the transactions related thereto, no dividends or other distributions have been declared, paid or made upon the Capital Stock of Wells Fargo or any of its consolidated Subsidiaries nor has any of the Capital Stock of Wells Fargo or any of its consolidated Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by Wells Fargo or any of its consolidated Subsidiaries, respectively.

          (d) The unaudited consolidated balance sheet of Loomis and its consolidated Subsidiaries as at September 30, 1996, certified by a Responsible Officer of Loomis, copies of which have heretofore been furnished to each Lender, presents fairly in all material respects in accordance with GAAP the financial position of Loomis and its consolidated Subsidiaries as at such date (subject to normal year end audit adjustments and the absence of schedules and notes). Such balance sheet has been prepared in accordance with GAAP (except as approved by such Responsible Officer and disclosed therein) (subject to normal year end audit adjustments and the absence of schedules and notes). Loomis and its consolidated Subsidiaries did not have at the date of such balance sheet, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency exchange transaction, which is not reflected in such balance sheets. During the period from September 30, 1996 to the Closing Date, except in connection with the Business Combination and the transactions related thereto, no dividends or other distributions have been declared, paid or made upon the Capital Stock of Loomis or any of its consolidated Subsidiaries nor has any of the Capital Stock of Loomis or any of its consolidated Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by Loomis or any of its consolidated Subsidiaries, respectively.

          (e)  The unaudited consolidated pro forma balance sheet of the
                                          --- -----
Borrower and its consolidated Subsidiaries, as at September 30, 1996, certified by a Responsible Officer (the "Pro Forma Balance Sheet"), copies of which have
                               -----------------------
been furnished to each Lender, is the unaudited balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1996, adjusted to give effect (as if such events had occurred on such date) to (i) the Business Combination and each of the transactions contemplated by the Contribution Agreement, (ii) the incurrence of the Loans and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Closing Date and
(iv) the incurrence of the Subordinated Debt and all other Indebtedness that the Borrower and its consolidated Subsidiaries expect to incur, and the payment of all amounts the Borrower and its consolidated Subsidiaries expect to pay, in connection with the Business Combination. The Pro Forma Balance Sheet was prepared based on good faith assumptions in accordance with GAAP and is based on the best information available to the Borrower, as of the date of delivery thereof, and reflects on a pro forma basis the financial position of the
                           --- -----
Borrower and its consolidated Subsidiaries, as at September 30, 1996, as adjusted, as described above, assuming that the events specified in the preceding sentence has actually occurred as at September 30, 1996.

          4.2  No Change.  Since December 31, 1995 there has been no development
               ---------
or event which has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence; Compliance with Law.  Each of the Borrower
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is, or will be on or before the date set forth in subsection 6.13, duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations.  Each of
               -------------------------------------------------------
the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Credit Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower and each other Credit Party is a party, except those set forth on Schedule 4.4. This Agreement has been, and each other Credit Document will be, duly executed and delivered on behalf of the Borrower and each other Credit Party. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party thereto enforceable against each such Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4.5  No Legal Bar.  The execution, delivery and performance of each
               ------------
Credit Document, the borrowing and use of the proceeds of the Loans and the consummation of the transactions contemplated by the Contribution Agreement, the Credit Documents and the Subordinated Debt Documents, (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon each of the Borrower or any Subsidiary of the Borrower or any of their respective properties or assets and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it or any of its Contractual Obligations, except for the Liens arising under the Security Documents.

          4.6  No Material Litigation.  Except as set forth on Schedule 4.6, no
               ----------------------
litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Borrower, overtly threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (including after giving effect to the Business Combination) with respect to any Credit Document or any of the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default.  Neither the Borrower nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens.  Each of the Borrower and its
               ----------------------------
Subsidiaries (i) has good record and indefeasible title in fee simple to all the real property listed on Part A to Schedule 4.8, (ii) within 30 days of the Closing Date, shall have good record and indefeasible title in fee simple to all the real property listed on Part B to Schedule 4.8, (iii) has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its other real property, (iv) has good title to, or a valid leasehold interest in, all its other property and (v) none of such property in clauses (i) through (iv) is or shall be subject to any Lien except as permitted by subsection 7.3. The Borrower expects to dispose of, within one year after the Closing Date, each property listed in Schedule 4.8 which (i) has a book or appraised value in excess of $250,000 and (ii) is not listed on Schedule IV.

          4.9  Intellectual Property.  The Borrower and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual
                                                               ------------
Property").  To the best of the Borrower's knowledge, and except as set forth on
--------
Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10  Taxes.  Except as set forth on Schedule 4.10, each of the
                -----
Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11  Federal Regulations.  No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          4.12  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower). No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any outstanding liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made in an amount which would be reasonably likely to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.13  Investment Company Act; Other Regulations.  The Borrower is not
                -----------------------------------------
an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          4.14  Subsidiaries.  After giving effect to the consummation of the
                ------------
Business Combination, the Subsidiaries of the Borrower and their jurisdiction of incorporation shall be as set forth on Schedule 4.14.

          4.15  Purpose of Loans.  The proceeds of the Loans shall be used by
                ----------------
the Borrower (i) to finance a portion of the Business Combination and related fees and expenses in an aggregate amount not to exceed $80,000,000 and (ii) for working capital purposes in the ordinary course of business of the Borrower and its Subsidiaries.

          4.16  Environmental Matters.
                ---------------------

          Except insofar as any exception to any of the following, or any aggregation of such exceptions, is not reasonably likely to result in a Material Adverse Effect:

          (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and
                                               ----------
     have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.


          (b) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party or with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Environmental Laws.

          (f) The Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which
                                                               --------
     could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.


          4.17  Collateral Documents.  (a)  Upon execution and delivery thereof
                --------------------
by the parties thereto, the Guarantee and Collateral Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein and, when stock certificates representing or constituting the pledged stock described therein are delivered to the Administrative Agent, such security interest shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

          (b) Upon execution and delivery thereof by the parties thereto, the Guarantee and Collateral Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein. Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 4.17(b), or arrangements have been made for such filing in such jurisdictions, and upon such filing, and upon the taking of possession by the Administrative Agent of any such collateral the security interests in which may be perfected only by possession, such security interests will, subject to the existence of Permitted Liens, constitute perfected first priority liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein, except to the extent that a security interest cannot be perfected therein by the filing of a financing statement or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction.

          4.18  Accuracy and Completeness of Information.  No fact is known to
                ----------------------------------------
the Borrower or any of its Subsidiaries (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has had or could reasonably be expected to have a Material Adverse Effect, which has not been disclosed to the Lenders by the Borrower or such Subsidiary in writing prior to the date hereof. No document furnished or statement made in writing to the Lenders by the Borrower, any Subsidiary or any party to the Contribution Agreement in connection with the negotiation, preparation or execution of this Agreement or any of the other Credit Documents (but excluding all projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact or omits to state any such material fact necessary in order to make the statements contained therein not misleading in the context in which such statements are made.

          4.19  Solvency.  On the Closing Date and after giving effect to the
                --------
borrowings hereunder on such date and to all other Indebtedness and Guarantee Obligations being incurred on such date, (a) the property, at a fair valuation, of the Borrower will exceed the Borrower's debts, (b) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay the probable liabilities of the Borrower as such debts become absolute and matured, and (c) the Borrower does not intend to, and does not believe it will, incur debts or liabilities beyond the Borrower's ability to pay as such debts and liabilities mature. For purposes of this subsection, "debt" means "liability on a claim" and "claim" means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

          4.20  Labor Matters.  There are no strikes pending or, to the
                -------------
Borrower's knowledge, overtly threatened against the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          4.21  Contribution Agreement.  The representations and warranties
                ----------------------
contained in the Contribution Documents, taken as a whole, are true and correct in all material respects as of the Closing Date. On the Closing Date, the Business Combination will have been consummated in accordance with the Contribution Documents.

                        SECTION 5.  CONDITIONS PRECEDENT

          5.1  Conditions to Initial Loans.  The agreement of each Lender to
               ---------------------------
make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)  Credit Documents.  The Administrative Agent shall have received
               ----------------
     (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

          (b)  Related Agreements.  The Administrative Agent shall have
               ------------------
     received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Contribution Agreement, the Stockholders Agreement, the Subordinated Debt Documents and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or its Subsidiaries may be a party (after giving effect to the Business Combination).

          (c)  Business Combination.  The Business Combination shall have been
               --------------------
     consummated pursuant to the Contribution Agreement, and no material provision of the Contribution Agreement shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Agents. The Agents shall have received evidence reasonably satisfactory to them that the aggregate amount of fees and expenses payable by the Borrower and its Subsidiaries in connection with the transactions contemplated hereby will not exceed $8,000,000.

          (d)  Capitalization; Capital Structure  (i)  After giving effect to
               ---------------------------------
     the Business Combination, the Borrower shall have the capital structure set forth in the Pro Forma Balance Sheet.

               (ii) The Subordinated Debt Documents shall have been executed and delivered by the parties thereto (and shall be in form and substance satisfactory to the Lenders) shall be in full force and effect and none of the provisions thereof shall have been amended, waived, supplemented or otherwise modified without the prior written consent of the Agents; and the Borrower shall have issued the Subordinated Debt in a principal amount of $85,000,000.

           (iii) The NOL Note, in form and substance satisfactory to the Agents, shall have been issued to the Loomis Stockholders Trust.

          (e)  Fees.  The Agents, the Arrangers and the Lenders shall have
               ----
     received all fees, expenses and other consideration required to be paid on or before the Closing Date.

          (f)  Lien Searches.  The Administrative Agent shall have received the
               -------------
     results of a search of Uniform Commercial Code, tax and judgment filings made with respect to each of the Borrower and its Subsidiaries (after giving effect to the Business Combination) and, without duplication, Wells Fargo and Loomis-Armored, in the jurisdictions set forth on Schedule 4.18(b) together with copies of financing statements disclosed by such searches, and such searches shall disclose no Liens on any assets encumbered by any Security Document, except for Liens permitted hereunder or, if unpermitted Liens are disclosed, the Administrative Agent shall have received satisfactory evidence of the release of such Liens.

          (g)  Consents, Authorizations and Filings, etc.  Except for the
               ------------------------------------------
     financing statements contemplated by the Security Documents, all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability against the Credit Parties, of the Credit Documents to which any of them is a party, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect, except such consents, authorizations and filings, the failure to obtain which would not have a Material Adverse Effect.

          (h)  Insurance.  The Lenders shall have received (i) a satisfactory
               ---------
     schedule describing all insurance maintained by the Borrower and its Subsidiaries (after giving effect to the Business Combination) pursuant to subsection 6.5, and (ii) binders (or other customary evidence as to the obtaining and maintenance by the Borrower of such insurance) for each policy set forth on such schedule insuring against casualty and other usual and customary risks.

          (i)  Litigation.  On the Closing Date, there shall be no actions,
               ----------
     suits or proceedings pending or threatened against any Credit Party (a) with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby (including the Business Combination) or (b) which the Agents or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

          (j)  Borrowing Certificate.  The Administrative Agent shall have
               ---------------------
     received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (k)  Corporate Proceedings of the Borrower.  The Administrative Agent
               -------------------------------------
     shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (l)  Borrower Incumbency Certificate.  The Administrative Agent shall
               -------------------------------
     have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Credit Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (m)  Corporate Proceedings of Subsidiaries.  The Administrative Agent
               -------------------------------------
     shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of the

     Borrower which is a party to a Credit Document authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (n)  Subsidiary Incumbency Certificates.  The Administrative Agent
               ----------------------------------
     shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Credit Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

          (o)  Corporate Documents.  The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Credit Party.

          (p)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, the following executed legal opinions:

                    (i) the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to the Borrower and the other Credit Parties, substantially in the form of Exhibit D; and

                    (ii) the executed legal opinions of each of Weil, Gotshal & Manges LLP and Prickett, Jones, Elliott, Kristol & Schnee, counsel to Loomis, and Davis Polk & Wardwell, counsel to Wells Fargo, delivered pursuant to the Contribution Agreement, each accompanied by a reliance letter in favor of the Lenders;

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

          (q)  Pledged Stock; Stock Powers.  The Administrative Agent shall have
               ---------------------------
     received the certificates representing the shares pledged pursuant to each of the Security Documents together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (r)  Actions to Perfect Liens.  The Administrative Agent shall have
               ------------------------
     received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (s)  Solvency Opinion.  The Administrative Agent shall have received,
               ----------------
     with a counterpart for each Lender, a solvency opinion reasonably satisfactory to the Agents from an independent valuation firm reasonably satisfactory to the Agents which shall document the solvency of the Borrower and its Subsidiaries after giving effect to the Business Combination, the making of the Loans, the issuance of the Subordinated Debt and the other transactions contemplated hereby.

          (t)  Environmental Report.  The Administrative Agent shall have
               --------------------
     received an environmental report prepared by Robert B. Kitchen Associates dated December 6, 1996 regarding the Borrower and its Subsidiaries, and a letter that entitles the Administrative Agent, the other Agents and the Lenders to rely on such report as if prepared for and addressed to each of them.

          5.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any Loan extension of credit requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by the Borrower and each Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agents, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by, and Letter of Credit issued on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                       SECTION 6.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or any Agent hereunder or under any other Credit Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to each Lender:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as practicable, and in any event within 30 days after the end of each calendar month of each year (other than a month the last day of which coincides with the last day of any fiscal quarter), commencing with the first full month ended following the Closing Date, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such month and for the portion of the fiscal year of the Borrower through such date setting forth in each case in comparative form the consolidated figures for the corresponding month of, and year to date portion of, the previous year and the figures for such periods in the budget prepared by the Borrower and furnished to the Administrative Agent, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to each Lender:
               -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsection 7.1, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 6.10 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c) concurrently with the delivery of financial statements pursuant to subsection 6.1(a) or (b), a certificate of the chief financial officer of the Borrower setting forth, in reasonable detail, the computations, as applicable, of (i) the Debt Ratio, (ii) Excess Cash Flow and (iii) the financial covenants set forth in subsection 7.1, as of such last day or for the fiscal period then ended, as the case may be;

          (d) not later than 30 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be; provided that,
                                                      --------
notwithstanding the foregoing, the Borrower and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the invalidity or amount of such claims.

          6.4  Conduct of Business and Maintenance of Existence.  Except as
               ------------------------------------------------
provided in subsection 7.5, continue to engage in business of the same general type as now conducted by it (after giving effect to the Business Combination) and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except if (i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Lenders hereunder or the value of the Collateral, and except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance.  Keep all property useful and
               ----------------------------------
necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, cargo loss and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

          6.6  Inspection of Property; Books and Records; Discussions.  Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time on a Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, provided
                                                                        --------
that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions; provided, further, that the Borrower shall
                                 --------  -------
notify the Administrative Agent of any such visits, inspections or discussions prior to each occurrence thereof.

          6.7  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 45 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan (other than a Multiple Employer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

          (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          6.8  Environmental Laws.  (a)(i) Comply with all Environmental Laws
               ------------------
applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect. Notwithstanding the foregoing, upon learning of any actual or suspected noncompliance, the Borrower and each of its Subsidiaries shall promptly undertake all reasonable efforts to achieve material compliance.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          6.9  Further Assurances.  Upon the request of the Administrative
               ------------------
Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          6.10  Additional Collateral.  (a)  Subject to subsection 6.12 with
                ---------------------
respect to the mortgages, with respect to any assets acquired after the Closing Date by the Borrower or any of its Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (x) any assets described in paragraph (b) of this subsection and (y) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets,
(ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.11  Interest Rate Protection.  Within 180 days after the Closing
                ------------------------
Date, obtain interest rate protection for a period through January 31, 1999 for a notional amount of at least $30,000,000 on terms and conditions satisfactory to the Agents.

          6.12  Mortgages; Legal Opinions; Fixture Filings.  (a)  As promptly as
                ------------------------------------------
practicable, but in any event within 120 days following the Closing Date, deliver to the Administrative Agent (i) each Mortgage, each executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender and (ii) legal opinions from local counsel in the jurisdictions of such Mortgage relating to such Mortgage and the perfection of Liens created by the Security Documents on personal property located in such jurisdiction, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agents.

          (b) As promptly as practicable, but in any event within 120 days following the Closing Date, deliver to the Administrative Agent and the title insurance company issuing the policy referred to in subsection 6.12(c) (the "Title Insurance Company") maps or plats of an as-built survey of the sites of
 -----------------------
the property covered by each Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1962, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

          (c) As promptly as practicable, but in any event within 120 days following the Closing Date, deliver to the Administrative Agent in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated a date satisfactory to the Administrative Agent. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) be issued at ordinary rates;
(iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70); (vi) contain such endorsements and affirmative coverage as the Administrative Agent may request and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

          (d) As promptly as practicable, but in any event within 120 days following the Closing Date, if required pursuant to Regulation H of the Board of Governors of the Federal Reserve System ("Regulation H"), deliver to the
                                          ------------
Administrative Agent (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H.

          (e) As promptly as practicable, but in any event within 120 days following the Closing Date, deliver to the Administrative Agent a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 6.12(c) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

          (f)(i) With respect to any parcel of real property owned in fee by the Borrower or any Subsidiary on which fixtures having an aggregate book value exceeding $100,000 are located, take all actions that the Administrative Agent may reasonably require, including (if such property is not covered by a recorded Mortgage) the filing of UCC fixture filing financing statements, to cause the security interest created by the Guarantee and Collateral Agreement in such fixtures to be perfected within 120 days after the Closing Date and (ii) with respect to any parcel of real property leased by the Borrower or any Subsidiary on which fixtures having an aggregate book value exceeding $100,000 are located, use commercially reasonable efforts to obtain the consent of the landlord of such property to the filing of UCC fixture filing financing statements within 120 days after the Closing Date, and make such filings if such consent is obtained.

          6.13  Foreign Jurisdictions.  Within 60 days following the Closing
                ---------------------
Date, (i) be duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) deliver to the Administrative Agent certificates of good standing issued by the secretary of state of each jurisdiction referred to in clause (i) of this subsection 6.13.

                        SECTION 7.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agents hereunder or under any other Credit Document, the Borrower shall not, and (except with respect to subsection 7.1, shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Maintenance of Net Worth.  Permit Consolidated Net Worth at the
               ------------------------
     last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

              Fiscal Quarter Ending         Amount
              ---------------------         ------

              June 30, 1997            $        0
              September 30, 1997                0
              December 31, 1997                 0

              March 31, 1998            1,000,000
              June 30, 1998             2,500,000
              September 30, 1998        3,500,000
              December 31, 1998         6,000,000

              March 31, 1999            7,000,000
              June 30, 1999             9,000,000
              September 30, 1999       11,000,000
              December 31, 1999        13,000,000

              March 31, 2000           15,000,000
              June 30, 2000            17,500,000
              September 30, 2000       20,000,000
              December 31, 2000        23,000,000

              March 31, 2001           25,000,000
              June 30, 2001            27,000,000
              September 30, 2001       30,000,000
              December 31, 2001        36,000,000

              Termination Date         36,000,000

          (b) Consolidated EBITDA.  Permit Consolidated EBITDA for the period of
              -------------------
     four consecutive fiscal quarters ending on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

              Fiscal Quarter Ending        Amount
              ---------------------        ------

              June 30, 1997           $23,000,000
              September 30, 1997       27,500,000
              December 31, 1997        30,000,000

              March 31, 1998           30,000,000
              June 30, 1998            30,000,000
              September 30, 1998       30,000,000
              December 31, 1998        32,500,000

                                                                              50

               March 31, 1999          32,500,000
               June 30, 1999           32,500,000
               September 30, 1999      35,000,000
               December 31, 1999       37,500,000

               March 31, 2000          37,500,000
               June 30, 2000           37,500,000
               September 30, 2000      40,000,000
               December 31, 2000       42,500,000

               March 31, 2001          42,500,000
               June 30, 2001           42,500,000
               September 30, 2001      45,000,000
               December 31, 2001       50,000,000

               Termination Date        50,000,000



          (c)  Debt Ratio.  Permit the Debt Ratio at the last day of any fiscal
               ----------
     quarter set forth below to be greater than the ratio set forth below for such fiscal quarter:

               Fiscal Quarter Ending                Ratio
               ---------------------                -----

               June 30, 1997                        6.00
               September 30, 1997                   5.50
               December 31, 1997                    5.25

               March 31, 1998                       5.25
               June 30, 1998                        5.25
               September 30, 1998                   4.75
               December 31, 1998                    4.00

               March 31, 1999                       4.00
               June 30, 1999                        4.00
               September 30, 1999                   3.75
               December 31, 1999                    3.25

               March 31, 2000                       3.25
               June 30, 2000                        3.25
               September 30, 2000                   2.75
               December 31, 2000                    2.50

               March 31, 2001                       2.50
               June 30, 2001                        2.50
               September 30, 2001                   2.25
               December 31, 2001                    2.00

               Termination Date                     2.00

          (d)  Fixed Charge Coverage.  Permit for any period of four consecutive
               ---------------------
     fiscal quarters ending during any "Test Period" set forth below the ratio of (i) Consolidated EBITDA for such period minus Capital Expenditures for such period to (ii) Consolidated
                 -----
     Debt Service for such period to be less than the ratio set forth opposite such period below (such ratio, the "Fixed Charge Coverage Ratio"):
                                         ---------------------------


          Test Period               Fixed Charge Coverage Ratio
          -----------               ---------------------------

          4/1/97  -  6/30/97                   1.00
          7/1/97  -  9/30/97                   1.00
          10/1/97 - 12/31/97                   1.00

          1/1/98  -  3/31/98                   1.00
          4/1/98  -  6/30/98                   1.00
          7/1/98  -  9/30/98                   1.00
          10/1/98 - 12/31/98                   1.00

          1/1/99  -  3/31/99                   1.00
          4/1/99  -  6/30/99                   1.00
          7/1/99  -  9/30/99                   1.10
          10/1/99 - 12/31/99                   1.25

          1/1/00  -  3/31/00                   1.25
          4/1/00  -  6/30/00                   1.25
          7/1/00  -  9/30/00                   1.35
          10/1/00 - 12/31/00                   1.50

          1/1/01  -  3/31/01                   1.50
          4/1/01  -  6/30/01                   1.50
          7/1/01  -  9/30/01                   1.75
          10/1/01 and thereafter               2.00

;provided that for purposes of calculating the Fixed Charge Coverage Ratio for
 --------
any Test Period ending during 1997, annualized Capital Expenditures shall be deemed to be reduced by $5,000,000 (not to be reduced below $0).

          7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
     exist any Indebtedness, except:

          (a)  Indebtedness of the Borrower under this Agreement;

          (b) Indebtedness of the Borrower to the Operating Subsidiary and of the Operating Subsidiary to the Borrower;

          (c) Indebtedness of the Borrower and the Operating Subsidiary incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and the Operating Subsidiary $5,000,000 at any time outstanding;

          (d) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time
                      --------
     such corporation became a Subsidiary
     and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing;

          (e) additional Indebtedness of the Borrower not exceeding $5,000,000 in aggregate principal amount at any one time outstanding;

          (f) Indebtedness of the Borrower in respect of (x) not more than $85,000,000 principal amount of Subordinated Debt issued on the Closing Date and (y) the NOL Note;

          (g) the Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and reflected on Schedule 7.2(g), and refundings or refinancings thereof, provided that no such refunding or refinancing shall
                           --------
     shorten the maturity or increase the principal amount of the original Indebtedness;

          (h) Indebtedness in respect of the Interest Rate Agreements required by subsection 6.11;

          (i)  Guarantee Obligations permitted by subsection 7.4;

          (j) Indebtedness to any insurance company of the Borrower or any Subsidiary in connection with insurance premiums payable in the following twelve (12) months;

          (k)  Indebtedness secured by Permitted Liens; and

          (l) Indebtedness incurred or assumed pursuant to the IRB Related Transactions.

          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances previously or hereafter incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary, or which are set forth in title insurance policies or commitments delivered to Administrative Agent pursuant to the terms of this Agreement;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(g), provided that no such
                                                           --------
     Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall shorten the fixed maturity or increase the principal amount of the original Indebtedness; and provided,
                                                                     --------
     further, that the assets of the Borrower and its Subsidiaries encumbered by
     -------
     such Liens are existing equipment and other existing tangible assets;

          (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 7.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created
                              --------
     substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property of such property at the time it was acquired;

          (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(d), provided that (i) such Liens existed at the time such
                        --------
     corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), and (iii) the amount of Indebtedness secured thereby is not increased;

          (i) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $2,500,000 in aggregate amount at any time outstanding;

          (j)  Liens created pursuant to the Security Documents;

          (k) Liens on the property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses, subleases or leases entered into in the ordinary course of business;

          (l) licenses, leases or subleases permitted hereunder granted to other Persons not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

          (m) so long as no Default or Event of Default shall have occurred and be continuing under Section 8(h), attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty days) in an aggregate amount outstanding at any one time not in excess of $1,000,000;

          (n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower, or any of its subsidiaries in the ordinary course of business;

          (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and

          (p)  Liens incurred or assumed pursuant to the IRB Related
     Transactions.

          7.4  Limitation on Guarantee Obligations.  Create, incur, assume or
               -----------------------------------
suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall
     --------  -------
     shorten the fixed maturity or increase the principal amount of the Indebtedness guaranteed by the original guarantee;

          (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $4,000,000 at any one time outstanding for the Borrower and its Subsidiaries;

          (c) guarantees made by the Subsidiaries of the Borrower pursuant to the Subordinated Debt Documents;

          (d) Guarantee Obligations under this Agreement and the Security Documents;

          (e)  the L/C Obligations;

          (f) Guarantee Obligations of the Borrower or any Subsidiary in respect of obligations of a Subsidiary permitted to be incurred by such Subsidiary by this Agreement;

          (g) Guarantee Obligations in respect of surety bonds issued in respect of obligations of the type described in subsection 7.3(d),

     provided, that surety bonds not backed by Letters of Credit or collateral
     --------
     shall not exceed $5,000,000 at any time;

          (h) indemnities in favor of the companies issuing title insurance policies insuring the Mortgages to induce such issuance; and

          (i) indemnities made in the Commitment Letter, the Credit Documents, and the Contribution Documents and in the corporate charter and/or bylaws of the Borrower and its Subsidiaries.

          7.5  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Borrower other than the Operating Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the
      --------
     continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned
                                         --------
     Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any wholly owned Subsidiary other than the Operating Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower; and

          (c)  the Business Combination.

          7.6  Limitation on Sale of Assets.  Convey, sell, lease, assign,
               ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (b)  any Asset Sale; provided that the Net Proceeds thereof shall be
                               --------
     applied to the prepayment of the Loans and the reduction of the Commitments pursuant to subsection 2.6(b)(ii), provided, further, that non-cash
                                        --------  -------
     consideration received from Asset Sales under this paragraph (b) shall not exceed $3,000,000 at any time outstanding;

          (c)  as permitted by subsection 7.5(b);

          (d) the sale, transfer or exchange of inventory in the ordinary course of business;

          (e) transfers resulting from any casualty or condemnation of property or assets;

          (f) any sale or other transfer of any property or assets constituting fixed assets for cash, provided that the aggregate net cash proceeds of the
                            --------
     sales and transfers made pursuant to this paragraph (f) in the aggregate do not exceed (i) $2,000,000 in fiscal year 1997 or (ii) $6,000,000 over the entire Commitment Period;

          (g) intercompany sales or transfers of assets made in the ordinary course of business;

          (h) licenses, leases or subleases of tangible property in the ordinary course of business;

          (i) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business; and

          (j) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof.

          7.7  Limitation on Leases.  Permit Consolidated Lease Expense during
               --------------------
any of the fiscal years of the Borrower set forth below to exceed the amount set forth opposite such fiscal year below:


          Fiscal Year            Amount
          -----------            ------

          1997                   $15,000,000
          1998                    16,500,000
          1999                    18,000,000
          2000                    20,000,000
          2001 and thereafter     22,000,000

          7.8  Limitation on Dividends.  Declare or pay any dividend (other than
               -----------------------
dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except that Permitted Restricted Payments may be made.

          7.9  Limitation on Capital Expenditures.  Make or commit to make (by
               ----------------------------------
way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

          Fiscal Year             Amount
          -----------             ------

          1997                   $22,000,000
          1998                    23,000,000
          1999                    25,000,000
          2000                    27,000,000
          2001 and thereafter     29,000,000

; provided, that up to (x) $5,000,000 for the 1997 Fiscal Year, and (y)
  --------
$2,500,000 for each fiscal year from and including 1998 and thereafter, of any such amount if not so expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year.

          7.10  Limitation on Investments, Loans and Advances.  Make any
                ---------------------------------------------
advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except :
  -----------

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c) loans to officers of the Borrower listed on Schedule 7.10(d) in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said Schedule;

          (d) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

          (e) investments by the Borrower in its Subsidiaries and investments by such Subsidiaries in the Borrower and in other Subsidiaries;

          (f) loans by the Borrower to its employees in connection with management incentive plans in an aggregate amount not to exceed $500,000;

          (g) loans, advances or Investments in existence on the Closing Date set forth on Schedule 7.10(g) and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension,
                                           --------
     renewal, modification or restatement shall increase the amount of the original loan, advance or investment;

          (h) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the dispositions permitted by subsection 7.6(b);

          (i)  Investments required by subsection 6.11;

          (j) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (k) loans and advances in the ordinary course of business to employees of the Borrower or its Subsidiaries for equipment used by such employees for business not to exceed $2,000,000;

          (l)  the IRB Related Transactions; and

          (m) in addition to the foregoing, investments in an aggregate amount not exceeding $2,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding.

          7.11  Limitation on Optional Payments and Modifications of Debt
                ---------------------------------------------------------
Instruments.  (a)  Make any optional payment or prepayment on or redemption or
-----------
purchase of, or deliver any funds to any trustee for the prepayment, redemption or defeasance of, any Subordinated Debt or the NOL Note or, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the material terms of any such Subordinated Debt or NOL Note (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

          7.12  Limitation on Transactions with Affiliates.  (a) Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          (b) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

               (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower;

               (ii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

               (iii) payments to directors and officers of the Borrower and its Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the Charter, By-laws or other corporate action of the Borrower or its Subsidiaries, respectively, or pursuant to applicable law;

               (iv)  transactions described in the Contribution Documents; and

               (iv)  the IRB Related Transactions.

          7.13  Limitation on Sales and Leasebacks.  Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          7.14  Limitation on Changes in Fiscal Year.  Permit the fiscal year of
                ------------------------------------
the Borrower to end on a day other than December 31.

          7.15  Limitation on Negative Pledge Clauses.  Enter into with any
                -------------------------------------
Person any agreement, other than (a) this Agreement, (b) the Subordinated Debt Documents and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          7.16  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Business Combination) or which are directly related thereto.

                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in Section 7 or Sections 5.6, 5.9(a), 5.10(b) and 5.10(d) of the Guarantee and Collateral Agreement; or

          (d) The Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrower or any of its Subsidiaries shall (i) default (x) in any payment of principal of or interest of any Indebtedness (other than the Loans, the L/C Obligations and any intercompany debt) or Interest Rate Agreement Obligation or (y) in the payment of any Guarantee Obligation (excluding any guaranties of the Obligations), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement Obligation or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event
                                   --------  -------
     of Default shall exist under this paragraph unless the aggregate amount of Indebtedness, Interest Rate Agreement Obligations and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $2,000,000; or

          (f) (i) The Borrower or any of its Subsidiaries or the Loomis Stockholders Trust or Wells Fargo shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries or the Loomis Stockholders Trust or Wells Fargo shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries or the Loomis Stockholders Trust or Wells Fargo any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries or the Loomis Stockholders Trust or Wells Fargo any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries or the Loomis Stockholders Trust or Wells Fargo shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries or the Loomis Stockholders Trust or Wells Fargo shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect (unless released by the Administrative Agent at the direction of Lenders or as otherwise permitted under this Agreement or the other Loan Documents), or the Borrower or any other Credit Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative

     Agent and the Lenders, or the Borrower, as the case may be, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

          (j)  There shall have occurred a Change in Control;

then, and in any such event, (A) if such event is an Event of Default specified in clause (a) or (b) of paragraph (f) of this Section above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                     SECTION 9.  THE AGENTS; THE ARRANGERS

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints each of the Agents as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes each of the Agents, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agents by the terms of this Agreement and the other Credit Documents, together with such other
powers as are reasonably incidental thereto.   Notwithstanding any provision to
the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any of the Agents.

          9.2  Delegation of Duties.  The Agents may execute any of their duties
               --------------------
under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither any of the Agents nor any of
               ----------------------
their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

          9.4  Reliance by Agents.  The Agents shall be entitled to rely, and
               ------------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required

Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default.  No Agent shall be deemed to have knowledge or
               -----------------
notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such
                                             --------
Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Agents and Other Lenders.  Each Lender expressly
               ----------------------------------------
acknowledges that neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any of the Agents to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any of the Agents hereunder, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify each of the
               ---------------
Agents in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any of the Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of the Agents under or in connection with any of the foregoing (including, without limitation, any liabilities of the Administrative Agent pursuant to the CIT Indemnity) provided that no Lender shall be liable for the
                               --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8  Agents, in Their Individual Capacities.  The Agents and their
               --------------------------------------
respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agents were not acting in such capacities hereunder and under the other Credit Documents. With respect to the Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agents in their individual capacities.

          9.9  Successor Administrative Agent, Syndication Agents and
               ------------------------------------------------------
Documentation Agent.  The Administrative Agent or a Syndication Agent or the
-------------------
Documentation Agent may resign as Administrative Agent or a Syndication Agent or the Documentation Agent, as the case may be, upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents or if a Syndication Agent or the Documentation Agent shall resign as a Syndication Agent or the Documentation Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent or a Syndication Agent or the Documentation Agent, as the case may be, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" or a "Syndication Agent" or "Documentation Agent", as the case may be, shall mean or include such successor agent, and the former Administrative Agent's or Syndication Agent's or Documentation Agent's, as the case may be, rights, powers and duties as Administrative Agent or Syndication Agent or Documentation Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Syndication Agent or Documentation Agent, as the case may be, or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's or Syndication Agent's or Documentation Agent's resignation as Administrative Agent or Syndication Agent or Documentation Agent, as the case may be, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral and Documentation Agent, as the case may be, under this Agreement and the other Credit Documents.

          9.10  The Arrangers.  Except as expressly set forth herein, each
                -------------
Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Credit Documents.


                          SECTION 10.  MISCELLANEOUS

          10.1  Amendments and Waivers.  Neither this Agreement nor any other
                ----------------------
Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the
case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
                  --------  -------
supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender affected thereby, or increase the Commitment of any Lender without the consent of such Lender, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents or release any Guarantor, in each case without the written consent of all the Lenders, or (iii) release any Collateral having a book value in excess of $5,000,000 without the consent of Lenders whose Commitment Percentage aggregate at least 66 2/3%, or release all or substantially all of the Collateral without the consent of all Lenders, or (iv) increase the aggregate amount of the Commitments to an amount exceeding $140,000,000 without the consent of each Lender, or (v) amend, modify or waive any provision of Section 9 without the written consent of the then Agents, or
(vi) amend, modify or waive any provision of this Agreement or any other Credit Document which would directly and adversely affect the Arrangers or the Agents or the Issuing Lender without the written consent of the Arranger, the Agents or the Issuing Lender, as the case may be. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and the Issuing Lender and all future holders of the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as issuance of a new Letter of Credit. In the case of any waiver, the Borrower, the Lenders and the Agents and the Issuing Lender shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          10.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Administrative Agent, the Syndication Agents and the Documentation Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

  The Borrower or
     any of its
     Subsidiaries:           Loomis, Fargo & Co.
                             16225 Park Ten Place, Suite 600
                             Houston, Texas  77084

                             Attention:  James K. Jennings, Jr.
                             Fax:  (281) 647-5699
with copies to:              Wingate Partners, L.P.
                             750 N. St. Paul Street
                             Suite 1200
                             Dallas, Texas  75201
                             Attention:  Frederick B. Hegi, Jr.
                             Fax:  (214) 871-8799

                                        and

                             Weil, Gotshal & Manges LLP
                             100 Crescent Court, Suite 1300
                             Dallas, Texas  75201
                             Attention:  Mary C. Korby, Esq.
                                         Glenn D. West, Esq.
                             Fax:  (214) 746-7777



  The Administrative
      Agent: with respect to notices, requests or demands pursuant to subsection 2.2, 2.4, 2.6, 2.7, 2.12 or 3.2:

                             NationsBank of Texas, N.A.
                             901 Main Street
                             Dallas, Texas  75202

                             Attention:  Renita Cummings
                             Fax:  (214) 508-2515

                             and with respect to all other notices, requests and demands:

                             NationsBank of Texas, N.A.
                             Corporate Finance Group
                             700 Louisiana
                             Houston, Texas  77252-2518

                             Attention:  Scott Singhoff
                             Fax:  (713) 247-6360


  The Documentation
      Agent:                 Lehman Commercial Paper Inc.
                             3 World Financial Center, 9th Floor
                             New York, New York  10285

                             Attention:   Michelle Swanson
                             Fax:  (212) 528-0819

  The Syndication
      Agents:                Lehman Commercial Paper Inc.
                             3 World Financial Center, 9th Floor
                             New York, New York 10285

                             Attention:  Michelle Swanson
                             Fax:  (212) 528-0819

                             NationsBanc Capital Markets, Inc.
                             NationsBank Corporate Center
                             100 North Tryon Street
                             Charlotte, North Carolina 28255

                             Attention:  William A. Bowen, Jr.
                             Fax:  (704) 388-0612

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.7, 2.12 or 3.2 shall not be effective until received.


          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay
                -----------------------------
or reimburse each of the Agents for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to any of the Agents, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to any Agent, (c) to pay, indemnify, and hold each Lender and each Agent and the Issuing Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, (d) to pay or reimburse the Administrative Agent on demand for any amounts paid by it under the CIT Indemnity, and (e) to pay, indemnify, and hold each Lender and each Arranger, each Agent and the

Issuing Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Credit Documents or the use of the proceeds of the Loans in connection with the Business Combination, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause
(e), collectively, the "indemnified liabilities"), provided that the Borrower
                                                   --------
shall have no obligation hereunder to any Agent or the Issuing Lender or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or the Issuing Lender or any such Lender; provided further, that the Borrower shall have no obligation hereunder to the
-------- -------
Agents, the Arrangers or the Issuing Lender or any Lender with respect to any indemnified liabilities incurred by any Agents, Arranger or the Issuing Lender or any Lender as a result of any Hazardous Materials that are first manufactured, emitted, generated, treated, released, spilled stored or disposed of on, at or from the Mortgaged Property or any violation of any Environmental Law, which in either case first occurs on or with respect to the Mortgaged Property after the Mortgaged Property is transferred to any Agent, Arranger, Issuing Lender or any Lender or their successors or assigns by foreclosure sale, deed in lieu of foreclosure, for similar transfer except to the extent such manufacture, emission, spill, generation, treatment, release, storage or disposal is actually caused by Borrower or any Affiliate thereof, any of their tenants or subtenants, or any of their employees, agents, representatives, or invitees. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participation and Assignments.  (a)
                -----------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such
           ------------
Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 with respect to its participation in the Letters of Credit, the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that in the case of subsection 2.15, such
                            --------
Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater
--------  -------
amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agents (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and
                                   --------
obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agents) and delivered to the Administrative Agent for its acceptance and recording in the Register with a copy to the Syndication Agent, provided that, in the case of any
                                               --------
such assignment to an additional bank or financial institution, (A) the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agents) and (B) each Assignee which is a Non-U.S. Lender shall comply with the provisions of clause (A) of subsection 2.15(b) hereof, or, with the prior written consent of the Borrower, which shall not be unreasonably withheld, the provisions of clause (B) of subsection 2.15(b) hereof (and, in either case, with all of the other provisions of subsection 2.15(b) hereof). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (f) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders
      --------
and Commitments of and principal amounts of the Loans owing to, each Lender from time to time and the registered owners of the Obligations evidenced by the Notes. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other Obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan, a Note or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled."

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agents) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (provided that no such payment shall be required whenever Lehman
        --------
Commercial Paper Inc. or NationsBank is the assigning Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee,
                                  ----------
subject to the provisions of subsection 10.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) If, pursuant to this subsection 10.6, any interest in this Agreement or any Loan is transferred to any Transferee which would be a Non-U.S. Lender upon the effectiveness of such transfer, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no U.S. Taxes will be required to be withheld by the Administrative Agent, the Borrower or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the assigning Lender (and, in the case of any Assignee registered in the Register, the Administrative Agent and the Borrower such Internal Revenue Service Forms required to be furnished pursuant to subsection 2.15(b) and (iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) to be bound by the provisions of subsection 2.15(b).

          (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          10.7 Adjustments; Set-off.  (a)  If any Lender (a "benefitted
               --------------------                          ----------
Lender") shall at any time receive any payment of all or part of its Loans or
------
the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not
                     --------
affect the validity of such set-off and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration.  This Agreement and the other Credit Documents
                -----------
represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          10.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers.  The Borrower hereby
                -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgements.  The Borrower hereby acknowledges that:
                 ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) none of the Arrangers, the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14  WAIVERS OF JURY TRIAL.  THE BORROWER, THE AGENTS, THE
                 ---------------------
ARRANGERS, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.15  Confidentiality.  Each Lender agrees to keep confidential all
                 ---------------
non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that
                                                               --------
nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              LOOMIS, FARGO & CO.


                              By: /s/ James K. Jennings, Jr.
                                 ----------------------------------------------
                                Title: Executive Vice President


                              LEHMAN COMMERCIAL PAPER INC.,
                               as Documentation Agent, a Syndication Agent, an Arranger and as a Lender


                              By: /s/ Dennis J. Dee
                                 ----------------------------------------------
                                Title: Authorized Signatory


                              NATIONSBANK OF TEXAS, N.A.,
                               as Administrative Agent, an Arranger
                               and as a Lender


                              By: /s/ Forest S. Singhoff
                                 ----------------------------------------------
                                Title: Senior Vice President


                              NATIONSBANC CAPITAL MARKETS, INC.,
                               as a Syndication Agent


                              By: /s/ Jan A. Schipper
                                 ----------------------------------------------
                                Title: Associate

                              GENERAL ELECTRIC CAPITAL CORPORATION



                              By: /s/ John Hanley
                                 ----------------------------------------------
                                Title: Vice President - Structured Finance

                              THE FIRST NATIONAL BANK OF BOSTON



                              By: /s/ William M. Clark
                                 ----------------------------------------------
                                Title: Managing Director

                              THE FUJI BANK, LIMITED, HOUSTON AGENCY



                              By: /s/ P.C. Lauinger III
                                 ----------------------------------------------
                                Title: Vice President & Joint Manager

                              SANWA BUSINESS CREDIT CORPORATION



                              By: /s/ Hugo H. Gravenhorst
                                 ----------------------------------------------
                                Title: Vice President

                              THE SUMITOMO BANK, LIMITED



                              By: /s/ John J. O'Neill
                                 ----------------------------------------------
                                Title: Vice President & Managing


                              By: /s/ Bruce Portillo
                                 ----------------------------------------------
                                Title: Vice President

                              COMERICA BANK



                              By: /s/ Kim A. Uhlemann
                                 ----------------------------------------------
                                Title: Vice President

                              GIROCREDIT BANK



                              By: /s/ Rima Terradista
                                 ----------------------------------------------
                                Title: Assistant Vice President


                              By: /s/ Richard Stone
                                 ----------------------------------------------
                                Title: First Vice President

                              BANK OF TOKYO - MITSUBISHI TRUST COMPANY



                              By: /s/ Paul P. Malecki
                                 ----------------------------------------------
                                Title: Vice President

                              UNION BANK OF CALIFORNIA, N.A.



                              By: /s/ Cedric M. Henley
                                 ----------------------------------------------
                                Title: Credit Officer


                              By: /s/ Cary Moore
                                 ----------------------------------------------
                                Title: Vice President

                                                                      Schedule I
                                                             to Credit Agreement
                                                             -------------------



                           Commitments and Addresses
                           -------------------------


Lender/Address for Notices                       Commitment
-----------------------------------------------------------

LEHMAN COMMERCIAL PAPER INC.                    $12,500,000.00
3 World Financial Center, 9th Floor
New York, New York  10285

Attention:   Michelle Swanson
Telecopy:   (212) 528-0819


NATIONSBANK OF TEXAS, N.A.                      $12,500,000.00
901 Main Street
Dallas, Texas  75202

Attention:  Renita Cummings
Telecopy:  (214) 508-2515


GENERAL ELECTRIC CAPITAL CORPORATION            $12,500,000.00
5400 LBJ Freeway, Suite 1280
Dallas, TX  75240

Attention:  John Hanley
Telecopy:  (972) 991-6367

and

777 Long Ridge Rd.
Building A, 3rd Floor
Stamford, CT  06927

Attention:  Denise Persav
Telecopy:  (203) 316-7989


THE FIRST NATIONAL BANK OF BOSTON               $11,500,000.00
Diversifed Finance MS 01-08-05
100 Federal Street
Boston, MA  02110

Attention:  Gregory C. Badger, William M. Clark,
 and Eunice Nwabuzor
Telecopy:  (617) 434-4929

and



Lender/Address for Notices                       Commitment
-----------------------------------------------------------

Commercial Loan Services
100 Federal Street
MS 01-08-04
Boston, MA  02110

Attention:  Halise Shrago and Jennifer Hartley
Telecopy:  (617) 434-9820


THE FUJI BANK, LIMITED, HOUSTON AGENCY          $11,500,000.00
1221 McKinney Street, Suite 4100
Houston, TX  77010

Attention:  Greg Parten and Jenny Lin
Telecopy:  (713) 759-0048 and (713) 951-0590


SANWA BUSINESS CREDIT CORPORATION               $11,500,000.00
1 South Wacker Drive
Chicago, IL  60606

Attention:  Pam Eskra and Francis Miller
Telecopy:  (312) 782-6035


THE SUMITOMO BANK, LIMITED                      $11,500,000.00
Houston Center Office
909 Fannin, Suite 3750
Houston, TX  77010-1086

Attention:  Richard Menchaca and Donna Johnson
Telecopy:  (713) 759-1419


COMERICA BANK                                   $10,000,000.00
4100 Spring Valley, Suite 900
Dallas, TX  75244

Attention:  Kim A. Uhlemann
Telecopy:  (214) 818-2550

and

500 Woodward
MC 3281
Detroit, MI  48226

Attention:  Debbie Clark
Telecopy:  (313) 222-9434



Lender/Address for Notices                       Commitment
-----------------------------------------------------------

GIROCREDIT BANK                                 $10,000,000.00
65 East 55th Street, 29th Floor
New York, New York  10022

Attention:  Jo Marie Rivera and Paul Fasone
Telecopy:  (212) 223-0283


BANK OF TOKYO - MITSUBISHI TRUST COMPANY         $5,750,000.00
1251 Avenue of the Americas, 12th Floor
New York, New York  10020-1104

Attention:  Robert Gamba and Rolando Uy
Telecopy:  (212) 782-4981 and (212) 766-3127


UNION BANK OF CALIFORNIA, N.A.                   $5,750,000.00
445 South Figueroa, 16th Floor
Los Angeles, CA

Attention:  Cedric Henley
Telecopy:  (213) 236-7814

and

350 California Street, 11th Floor
San Francisco, CA

Attention:  Robin Kirsch
Telecopy:  (415) 705-7046


                                                                     Schedule II
                                                             to Credit Agreement
                                                             -------------------




                                    Applicable
                                    Eurodollar     Applicable Base   Commitment
          Debt Ratio                  Margin         Rate Margin        Fee


greater than or equal to 5.00         2.250%            1.250%         0.500%

greater than or equal to 4.25         1.875%            0.875%         0.450%
 but less than 5.00

greater than or equal to 3.75         1.625%            0.625%         0.375%
 but less than 4.25

greater than or equal to 3.25         1.375%            0.375%         0.375%
 but less than 3.75

less than 3.25                        1.125%            0.125%         0.375%
